                                                                    EXHIBIT 21.1

                                SUBSIDIARIES(1)

I.  AAVID THERMAL TECHNOLOGIES, INC. (DELAWARE)

    A. AAVID THERMAL PRODUCTS, INC. (Delaware)

       1.  Thermalloy Investment Co., Inc. (Delaware)

           a.  Thermalloy, Inc. (Delaware)
               i.  Aavid Thermalloy, LLC (Delaware)
                  (See Number V below)

           b.  Aavid Thermalloy, LLC (Delaware)
               (See Number V below)

       2.  Aavid Thermalloy, LLC (Delaware)
           (See Number V below)

    B.  FLUENT HOLDINGS, INC. (Delaware)
       (See Number VI below)

II. AAVID THERMAL PRODUCTS, INC. (DELAWARE)

    A. Thermalloy Investment Co., Inc. (Delaware)

       1.  Thermalloy, Inc. (Delaware)

           a.  Aavid Thermalloy, LLC (Delaware)
               (See Number V below)

       2.  Aavid Thermalloy, LLC (Delaware)
           (See Number V below)

    B.  AAVID THERMALLOY, LLC (Delaware)(2)
       (See Number V below)

III. THERMALLOY INVESTMENT CO., INC. (DELAWARE)

    A. THERMALLOY, INC. (Delaware)

       a.  Aavid Thermalloy, LLC (Delaware)
           (See Number V below)

    B.  AAVID THERMALLOY, LLC (Delaware)(3)
       (See Number V below)

IV. THERMALLOY, INC. (DELAWARE)

    A. AAVID THERMALLOY, LLC (Delaware)(4)
       (See Number V below)

------------------------

(1)Each Registrant is listed under Roman numerals I to IX. Listed below each Registrant are direct subsidiaries and below each direct subsidiary, the Registrants indirect subsidiaries. Unless otherwise noted, all subsidiaries are wholly-owned by their respective parents.

(2)Aavid Thermal Products, Inc. owns approximately 4.3% of the Common Units and approximately 85.7% of the Preferred Units of Aavid Thermalloy LLC.

(3)Thermalloy Investment Co., Inc. owns approximately 0.1% of the Common Units and approximately 2.6% of the Preferred Units of Aavid Thermalloy LLC.

(4)Thermalloy, Inc. owns approximately 0.6% of the Common Units and approximately 11.7% of the Preferred Units of Aavid Thermalloy LLC.

V.  AAVID THERMALLOY, LLC (DELAWARE)

    A. Aavid Thermal Products UK Holdings, Ltd. (UK)
       1.    Aavid Thermalloy, Ltd. (UK)
       2.    Aavid Thermalloy Intl, Ltd. (UK)
       3.    Redpoint Thermalloy Ltd. (UK)
       4.    Redpoint Ltd (UK)

    B.  Aavid Thermalloy of Texas, LLC (Delaware)

    C.  Aavid Air Systems, Inc. (NH)(5)

    D. Applied Thermal Technologies, LLC (Delaware)

    E.  Aavid Thermalloy SW LLC (Delaware)

    F.  Thermalloy, Ltd. (Hong Kong)

    G. Aavid Engineering(s) Pte Ltd. (Singapore)
       1.    Thermalloy Malaysia Snd Bhd (Malaysia)

    H. Aavid Engineering GmbH (Germany)

    I.  Thessalos GmbH (Germany)
       1.    Curamik Electronics GmbH (Germany)(6)

           a.  Curamik Electronics, Inc. (Texas)

    J.  Aavid Taiwan, Inc. (Taiwan)

    K.  Aavid China, Inc. (British Virgin Islands)

    L.  Aavid Thermal Products of Canada, Inc. (Canada)

    M. Cinquelle Srl (Italy)

       1.  El.Bo.Mec.Thermalloy Srl (Italy)

    N. Aavid Japan K.K. (Japan)

    O. Aavid Thermalloy Export, Inc. (Barbados)

    P.  Aavid Thermalloy GmbH (Germany)

       1.  Thermalloy Branch (Germany)

    Q. Thermalloy SA de CV (Mexico)

VI. FLUENT HOLDINGS, INC. (DELAWARE)

    A. Fluent UK Holdings, Ltd.

       1.  Fluent Europe, Ltd. (UK)

           a.  Fluent France, S.A. (France)

           b.  Fluent Deutschland GmbH (Germany)

    B.  Polyflow, S.A. (Belgium)

    C.  Fluent Sweden, AB (Sweden)

    D. Fluent Italia, Srl (Italy)

    E.  Fluent India Pvt Ltd. (India)

    F.  Fluent-Asia-Pacific Company Ltd. (Japan)

    G. Fluid Dynamics International, SARL (France)

------------------------

(5)A 50% owned subsidiary of Aavid Thermalloy LLC.

(6)85.4% owned by Thessalos GmbH.

VII. APPLIED THERMAL TECHNOLOGIES, LLC
    None

VIII.AAVID THERMALLOY SW, LLC
    None

IX. AAVID THERMALLOY OF TEXAS, LLC
    None